SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement ("Agreement"), dated as of August 25, 2004, between Cheyenne Resources, Inc. ("Seller") a Wyoming Corporation, Skye Blue Ventures, ("Seller") and Ultimate Investments Corp., Shortline Equity Partners Inc. and J. Paul Consulting Corp. (the "Buyers").


                              W I T N E S S E T H:


A. WHEREAS, Seller is a corporation duly organized under the laws of the State of Wyoming and Seller is the principal shareholder and creditor.

B. WHEREAS, Buyers wish to purchase an aggregate of 250,585 shares (post-reverse split) of common stock from Seller (the "Purchase Shares"), after all of the conditions under this contract have been performed and Seller desires to sell the Purchase Shares to Buyers pursuant to this agreement.

C.   WHEREAS, prior to the transaction Buyers is not an affiliate of Seller.

      NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE I

                                The Consideration

Subject to the conditions set forth herein, Seller shall sell to Buyers and Buyers shall purchase 250,585 (post-reverse split) common shares from Seller. The aggregate purchase price for the shares to be paid by Buyers to Seller is $200,000 (the "Consideration") of which $200,000 is herewith paid in escrow with M.A. Littman Attorney at Law as Escrow Agent as full consideration for the purchase of Sellers' shares if all of the terms and conditions of this Agreement are met.

                                   ARTICLE II

                         Closing and Issuance of Shares

         2.1 The Sellers shares (250,585) (post reverse split) shall be deposited in escrow subject to delivery of the cash purchase consideration of $200,000 to Seller.

         2.2 Closing hereunder shall be completed by release from escrow of the cash consideration, the loan proceeds and share certificates on or before August 26, 2004 at 5:00 p.m. MST ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.



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                                  ARTICLE III



              Representations, Warranties and Covenants of Seller

         Seller hereby, represents, warrants and covenants to Buyers as follows:

     3.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has the corporate power and authority carry on its business. The Articles of Incorporation and Amendments and Bylaws of Seller, which will be delivered to Buyers at closing, are complete and accurate, and the minute books of Seller, copies of which have also been delivered to Buyers, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of Seller.

     3.2 The authorized capital stock of Seller consists of 50,000,000 shares of common stock. There are 588,235 shares (post reverse split one for 85)
(approximately) of Common Stock of Seller issued and outstanding as of date hereof. All such shares of capital stock of Seller are validly issued, fully paid, non-assessable and free of preemptive rights. Seller has no outstanding warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of Seller, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Seller, except that 150,000 shares (post reverse split) are due to be issued, registered on to former officers, directors, and accountants in the next Registration Statement filed after the reverse split is effective. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement and obligation of Seller enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.

     3.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Seller, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Seller, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of Seller pursuant to the terms of any agreement or instrument to which Seller is a party or by which Seller may be bound or to which any of Seller property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by Seller.


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     3.4   There  is  no  claim,   legal   action,   arbitration,   governmental
investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of Seller threatened against or relating to Seller or affecting any of its assets, properties, business or capital stock (except lawsuits with forced pooling parties). There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which Seller is a party or by which Seller or its assets, properties, business or capital stock are bound.

     3.5 Seller has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it through its fiscal 2003 year and has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of Seller for all current taxes and other charges to which Seller is subject and which are not currently due and payable. None of the Federal income tax returns of Seller have been audited by the Internal Revenue Service or other foreign governmental tax agency. Seller has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against Seller for any period, nor of any basis for any such assessment, adjustment or contingency.

     3.6 Seller has delivered to Buyers unaudited financial statements for the period ended June 30, 2004. All such statements, herein sometimes called "Seller Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Seller for the periods indicated within the knowledge of Seller and/or Seller. All financial statements of Seller have been prepared in accordance with generally accepted accounting principles.

     3.7 As of the date hereof, Seller, represents and warrants that all outstanding indebtedness of Seller is as shown on the financial statements attached hereto (the updated statements), except debts incurred in 2004 after December 31, 2003 financial statements, and accrued since such date all of which will be paid at closing pursuant to a schedule to be furnished to Escrow Agent. Any and all accruals to officers and directors shall be waived and released by each officer or director, in writing.

     3.8 Since the dates of the updated Seller Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of Seller within the knowledge of Seller and/or Seller. Seller does not have any liabilities, commitments or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise), and except for accruals, legal fees, consulting fees and costs of this transaction.

     3.9 Seller is not a party to any contract performable in the future except, for issuance of shares as set forth in 3.2 above.

     3.10 The representations and warranties of Seller shall be true and correct as of the date hereof and closing date.



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     3.11 Seller will deliver to Buyers,  all of its corporate books and records for review, and will turn over all original corporate records at closing.

     3.12 Seller has no employee benefit plan in effect at this time.

     3.13 No representation or warranty by the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.14 Buyers has received copies of Form 10KSB as filed with the Securities and Exchange Commission ("SEC") which included audits for the year ended December 31, 2003 and each of its other reports to shareholders filed with the SEC through the period of June 30, 2004. Seller is a registered company under the Securities Exchange Act of 1934, as amended and is current in its filings.

     3.15 Seller has not made to Buyers any general solicitation or general advertising regarding the shares of Seller common stock.

     3.16 Seller has incurred no liabilities except as shown on the financial statements or referenced in 3.7 hereof and fees in conjunction with this transaction, which fees incurred in conjunction with this transaction shall be paid at closing

                              Procedure for Closing


     4.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article V and VIII, by Seller common stock certificates for the Purchase Shares being delivered, duly signed and guaranteed by Seller for 250,585 shares (post reverse split) of common stock to Buyers, upon receipt of the Consideration for the share purchase, together with issuance or delivery of all other items, agreements, warranties, and representations set forth in this Agreement.


                                    ARTICLE V

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         5.1 Seller shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

         5.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         5.3 The representations and warranties made by Seller in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyers.


                                   ARTICLE VI

                           Termination and Abandonment

         6.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

          (a)  By mutual consent of parties;

          (b) By either party, if any condition set forth in Article V or any other Article relating to the other party has not been met or has not been waived;

          (c) By Buyers, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

          (d)  By  Buyers,   if  there  is   discovered   any  material   error,
               misstatement or omission in the representations and warranties of another party;

          (e) By Seller, if the Closing does not occur, through no failure to act by Seller, on closing date, or if Buyers fails to deliver the consideration required herein;

          (f) If all of the outstanding liabilities cannot be settled at closing;

          (g) Buyers may cancel this agreement without penalty, and receive a return of all monies in escrow if the aggregate liabilities exceed.

         6.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                   ARTICLE VII

                         Continuing Representations and
                            Warranties and Covenants

         7.1 The respective representations, warranties, and covenants of the parties hereto and agreements of the parties hereto shall survive after the closing under this Agreement for a period of two years hereafter in accordance with the terms thereof.


                                  ARTICLE VIII

                                  Miscellaneous

         8.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein, except that a companion document, the Reorganization Agreement, has been executed concurrently which contains numerous warranties and representations.

         8.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         8.4 This Agreement may not be amended except by written consent of both parties.

         8.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To Seller:        Skye Blue Ventures LLC
                  2000 Wadsworth Blvd., #179
                  Lakewood, CO 80214

To Buyers:        Ultimate Investments  Corp
                  3926 South Magnolia Way
                  Denver, CO 80237

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         8.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyers and Sellers. However, Seller may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         8.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Colorado applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be District Court in and for Jefferson County, Colorado.

         8.8 Seller and Buyers agree that Buyers and Seller can and will cause the effectuation, of a reverse split, of the common shares of Seller issued and outstanding at such date, in a ratio of one for 85 shares within 10 days following the Closing hereunder.

         8.9 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action, against the non-prevailing party.

         8.10 Buyers shall designate at least one new directors to be effective immediately to and Seller agree to appoint such Director by consent minutes.

         8.11 In connection with this Agreement the parties have appointed the escrow agent, M. A. Littman Attorney at Law as Escrow Agent which shall be authorized by this agreement to do the following:

          1) Accept the deposit of $200,000 as purchase price for Seller's shares, from Buyers, upon receipt of a copy of this Agreement signed by Seller, Seller and Buyers;

          2) Accept the common stock certificates from Seller for 250,585 common shares of common stock duly executed by Seller;

          3) Upon receipt of all items in this agreement, Escrow Agent shall disburse the proceeds received from the escrow in accordance with this Agreement; $200,000 to Seller.

          4) Deliver the stock certificates to Buyers at: 7609 Ralston Road, Arvada, CO;

          5) In the event of default in delivery any item by a party under this agreement, any cash or certificates received from the other party shall be returned to the remitting party 3 business days after default; and

          6) Escrow Agent is specifically indemnified and held harmless hereby for its actions or inactions in following these instructions. In the event of a dispute involving the escrow instructions or the consideration to be delivered in escrow, the escrow agent is authorized to implead the consideration received into the District Court of Jefferson County, Colorado upon ten days written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorneys fees and legal actions of escrow agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this agreement.

         8.12 Denis Iler shall resign at closing as CEO/CFO, and director and Redgie Green shall resign as a director, effective upon compliance with Section 14f. A new director of Buyers chosen shall be appointed effective immediately.

         8.13 Concurrent with the execution hereof, the Board of Seller shall appoint two new directors, of Buyer's choice.

         8.14 Concurrent with closing the Board shall appoint a new President, effective immediately, and Jeff Ploen shall be appointed as a Director.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 25th day of August, 2004.

                                            SELLER: SKYE BLUE VENTURES LLC



                                              By: ______________________________

                                              Name: ____________________________

                                              Tile: ____________________________



BUYER:

Ultimate Investments Corp.

By:________________________________



Shortline Equity Partners Inc.

By:________________________________



J. Paul Consulting Corp.

By:________________________________